Exhibit 99.2

Third Quarter Results November 3, 2011 Investor Contact: Steve Somers, CFA 703-522-387-5876 ssomers@rosettastone.com

Our presentation today contains forward-looking statements about our plans for development and release of new products and for business expansion, as well as other subjects. These statements relate to future events and involve known and unknown risks and uncertainties that may cause our actual results to be materially different from those expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements because they involve factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Factors that could materially affect actual results include those listed under the caption “Risk Factors” of Rosetta Stone’s Form 10-K for the year ended December 31, 2010. We encourage you to review those factors before making any investment decision. Today’s presentation and discussion reflect our views as of November 3, 2011, and Rosetta Stone assumes no duty to update the information. Today’s presentation and discussion also contains references to non-GAAP financial measures. The full definition and reconciliation of those measures is available in our Form 8-K filed with the SEC on November 3, 2011. Management uses these non-GAAP measures to compare the company's performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes. Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Our definitions of non-GAAP measures may not be comparable to the definitions used by other companies, and we encourage you to review and understand all our financial reporting before making any investment decision. Reminder

Tom Adams President and CEO Quarterly Commentary

Steve Swad Chief Financial Officer Financial Review

Bookings(1) and Operating EBITDA(2) $M $M Trailing Twelve Months Third Quarter “Bookings” are defined as executed sales contracts received by company that are recorded immediately either as revenue or as deferred revenue. “Operating EBITDA” equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses and change in deferred revenue.

International consumer bookings $M Trailing Twelve Months Third Quarter $M

Worldwide institutional bookings $M Trailing Twelve Months Third Quarter $M

US consumer bookings $M Trailing Twelve Months Third Quarter $M

Revenue and Net Income $M Third Quarter $M Trailing Twelve Months

Deferred Revenue $M

Strong Balance Sheet and Cash Flow 6/30/2011 9/30/2011 Cash, cash equivalents & short-term investments $ 115.2 $ 111.3 Accounts receivable, net 40.0 35.2 Total assets 268.3 262.7 Deferred revenue 45.7 47.6 Total debt - - Total liabilities 100.2 93.5 Total liabilities and stockholders’ equity $ 268.3 $ 262.7 Three-month free cash flow1 $ (5.8) $ (4.5) $M Free cash flow is defined as cash generated by operating activities less cash used for purchases of property and equipment (cap ex)

Financial Outlook – Q4 2011 4Q11 Guidance Sales bookings1 $65M to $73M Revenue $64M to $70M Net Loss ($9)M to ($5)M Loss per share ($0.43) to ($0.25) Operating EBITDA2 ($10)M to ($2)M Free cash flow3 Negative Basic shares outstanding 20.8M “Sales bookings” are defined as executed sales contracts received by company that are recorded immediately either as revenue or as deferred revenue. “Operating EBITDA” equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses and change in deferred revenue. “Free cash flow” is defined as cash provided by operations less cash used for purchases of property and equipment.

Financial Outlook – FY2011 Revised to reflect slower international and institutional growth Decline in sales bookings1 versus 2010 Growth of less than 40% in combined sales bookings from international consumer and worldwide institutional costomers Lower sales bookings from US consumers Lower total revenue versus 2010 Lower operating income and Operating EBITDA2 versus 2010, attributable to lower contribution from US consumer sales and continued investment in international opportunities, with negative Operating EBITDA Negative free cash flow in 2011 “Sales bookings” are defined as executed sales contracts received by company that are recorded immediately either as revenue or as deferred revenue. “Operating EBITDA” equals GAAP net income or loss plus interest expense, income tax expense, depreciation, amortization, stock-based compensation expenses and change in deferred revenue.